EX-28.a.6

Articles of Amendment

of

Dimensional Investment Group Inc.

Dimensional Investment Group Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:   The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class R2 Shares of the DFA International Value Portfolio (the “International Portfolio”) series of the Corporation’s capital stock pursuant to which (i) the par value of the Class R2 Shares of the International Portfolio shall be increased from $0.01 par value per share to $0.02630887 par value per share; and (ii) each issued and outstanding share (or fraction thereof) of the Class R2 Shares of the International Portfolio shall be changed into and become 0.3801 of one share (or 0.3801 of such fraction of a share) of the Class R2 Shares of the International Portfolio (e.g., every 2.630887 shares shall be changed into and become one share).

SECOND:   From and after the Effective Time (as hereinafter defined), the first sentence of Article Fifth, Section 5.1 of the Charter is hereby deleted in its entirety and, in lieu thereof, the following four sentences are substituted:

“Section 5.1. Authorized Shares. The Corporation shall have the authority to issue Fifteen Billion (15,000,000,000) shares of capital stock. All of such shares, other than the shares of capital stock designated and classified to the Class R2 Shares of the DFA International Value Portfolio Series, have a par value of $0.01 per share. The shares of capital stock designated and classified to the Class R2 Shares of the DFA International Value Portfolio Series, have a par value of $0.02630887 per share. The aggregate par value of all authorized shares of stock having par value is $151,630,887.”

THIRD:   The following provisions shall apply in order to effectuate the reverse stock split described in Article FIRST above:

As of the Effective Time, each share (or fraction thereof) of the Class R2 Shares of the International Portfolio with a par value of $0.01 per share that was issued and outstanding immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be changed into 0.3801 of one share (or 0.3801 of such fraction of a share) of the Class R2 Shares of the International Portfolio with a par value of $0.02630887 per share (e.g., every 2.630887] shares shall automatically and without any action on part of the holder thereof be changed into one share).

FOURTH:   The amendments described above were approved by a majority of the entire Board of Directors of the Corporation. The amendments are limited to changes expressly authorized by Section 2-309(e) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

FIFTH: These Articles of Amendment shall become effective at 3:58 p.m. Eastern Time on November 19, 2010 (the “Effective Time”).

SIXTH: Immediately before the Effective Time, the Corporation had the authority to issue Fifteen Billion (15,000,000,000) shares of capital stock, each with a par value of $0.01 per share, for an aggregate par value of $150,000,000, which shares of capital stock were designated and classified into the following Fifteen Series, and certain of such Series were subdivided into the following Classes:

Series	Class	Number of Shares
The DFA International Value Portfolio Shares	Institutional Class Class R1 Class R2	1,500,000,000 100,000,000 100,000,000
U.S. Large Cap Value Portfolio II Shares		300,000,000
DFA International Value Portfolio II Shares		300,000,000
DFA International Value Portfolio III Shares		500,000,000
U.S. Large Cap Value Portfolio III Shares		700,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares		300,000,000
LWAS/DFA Two-Year Fixed Income Portfolio Shares		300,000,000
LWAS/DFA Two-Year Government Portfolio Shares		300,000,000
DFA International Value Portfolio IV Shares		300,000,000
Emerging Markets Portfolio II Shares		300,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares		500,000,000
U.S. Large Company Portfolio Shares		500,000,000
Global Equity Portfolio Shares	Institutional Class Class R1 Class R2	700,000,000 100,000,000 500,000,000
Global 60/40 Portfolio Shares	Institutional Class Class R1 Class R2	500,000,000 100,000,000 300,000,000
Global 25/75 Portfolio Shares	Institutional Class Class R1 Class R2	300,000,000 100,000,000 300,000,000

In addition, 6,100,000,000 shares of capital stock of the Corporation remain unallocated and undesignated.

SEVENTH: Immediately after the Effective Time, the Corporation will have the authority to issue Fifteen Billion (15,000,000,000) shares of capital stock, each with a par value of $0.01 per share, other than the 100,000,000 shares of capital stock designated and classified as the Class R2 Shares of the International Portfolio, each of which will have a par value of $0. 02630887 per share, for an aggregate par value of $151,630,887, which shares of capital stock will be designated and classified into the following Fifteen Series, and certain of such Series will be subdivided into the following Classes:

Series	Class	Number of Shares
The DFA International Value Portfolio Shares	Institutional Class Class R1 Class R2	1,500,000,000 100,000,000 100,000,000
U.S. Large Cap Value Portfolio II Shares		300,000,000
DFA International Value Portfolio II Shares		300,000,000
DFA International Value Portfolio III Shares		500,000,000
U.S. Large Cap Value Portfolio III Shares		700,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares		300,000,000
LWAS/DFA Two-Year Fixed Income Portfolio Shares		300,000,000
LWAS/DFA Two-Year Government Portfolio Shares		300,000,000
DFA International Value Portfolio IV Shares		300,000,000
Emerging Markets Portfolio II Shares		300,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares		500,000,000
U.S. Large Company Portfolio Shares		500,000,000
Global Equity Portfolio Shares	Institutional Class Class R1 Class R2	700,000,000 100,000,000 500,000,000
Global 60/40 Portfolio Shares	Institutional Class Class R1 Class R2	500,000,000 100,000,000 300,000,000
Global 25/75 Portfolio Shares	Institutional Class Class R1 Class R2	300,000,000 100,000,000 300,000,000

In addition, 6,100,000,000 shares of capital stock of the Corporation remain unallocated and undesignated.

The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law was not changed by these Articles of Amendment.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary on this 18th day of November, 2010; and its Vice President acknowledges that these Articles of Amendment are the act of the Corporation, and she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DIMENSIONAL INVESTMENT GROUP INC.

/s/ Catherine L. Newell	By:	/s/ Julie C. Henderson	(SEAL)
Catherine L. Newell, Secretary		Julie C. Henderson, Vice President

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